SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 15, 1999

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            Delaware                      333-08305               13-3895294
(State or other jurisdiction of     (Commission File No.)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               Limmattalstrasse 10
                          8954 Geroldswil, Switzerland
                    (Address of principal executive offices)

      Registrant's telephone number, including area code: 011-41-1-749-3103

ITEM 2. Acquisition or Disposition of Assets

For a description of the Registrant's acquisition of 51% of the outstanding shares of common stock of Music Line AG, refer to Item 2 of the Registrant's Current Report on Form 8-K, filed on November 30, 1999, which Item 2 is incorporated in its entirely herein by this reference.

ITEM 7 Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired:

CONSOLIDATED FINANCIAL STATEMENTS OF MUSICLINE AG AND SUBSIDIARIES FOR THE YEARS ENDED JUNE 30, 1999 AND 1998 (AUDITED) AND
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)

                                                                     Page
                                                                     ----

INDEPENDENT AUDITORS' REPORT                                           3

CONSOLIDATED BALANCE SHEETS                                           4-5

CONSOLIDATED STATEMENTS OF OPERATIONS                                 6-7

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME                        8

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY                         9

CONSOLIDATED STATEMENTS OF CASH FLOWS                                 10

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                           11-17

(b)   Pro Forma Financial Information:

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS FOR
THE SIX MONTHES ENDED SEPTEMBER 30, 1999 AND
FOR THE YEAR ENDED MARCH 31, 1999

                                                                     Page
                                                                     ----

Pro Forma Consolidated Financial Data (Unaudited)                     18

Pro Forma Consolidated Statement of Operations
for the Six months ended September 30, 1999 (Unaudited)              19-20

Notes to Pro Forma Consolidated Statement of Operations
for the Six months ended September 30, 1999 (Unaudited)               20

Pro Forma Consolidated Statement of Operations
for the Year ended March 31, 1999 (Unaudited)                        21-22

Notes to Pro Forma Consolidated Statement of Operations
for the Year ended March 31, 1999 (Unaudited)                         22

Pro Forma Consolidated Balance Sheet
as of September 30, 1999 (Unaudited)                                 23-24

Notes to Pro Forma Consolidated Balance Sheet
as of September 30, 1999 (Unaudited)                                  25

(c)   Exhibits:

Number      Description
------      -----------
10.37       Stock Purchase Agreement dated as of August 9, 1999 between the
            Company and Ulrich Ernst (incorporated by reference to Exhibit 10.37 to the Company's quarterly report on Form 10-QSB for the quarter ended June 30, 1999 and incorporated herein by reference.)

23.1        Consent of Merdinger Fruchter Rosen & Corso.

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
MUSICLINE AG:

We have audited the accompanying consolidated balance sheets of MUSICLINE AG AND SUBSIDIARIES as of June 30, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, comprehensive income and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Musicline AG and Subsidiaries as of June 30, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                /s/ MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                    Certified Public Accountants

New York, New York
January 14, 2000

                                  MUSICLINE AG
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                               June 30,               September 30,
                                                       -----------------------   -----------------------
      ASSETS                                              1999         1998         1999         1998
                                                       ----------   ----------   ----------    ---------
CURRENT ASSETS                                                                   (unaudited) (unaudited)
   Cash and cash equivalents                           $      981   $    2,190   $      783   $    1,078
   Accounts receivable, net of allowance for
    doubtful accounts of $101,353 and $16,444
    at June 30, 1999 and 1998 and $187,878 and
    $16,500 at September 30, 1999 and 1998              1,558,893      126,446    1,868,461      547,197
    Inventory                                             824,513           --    1,029,116      216,604
    Due from related parties                               71,558    1,576,737      134,072      890,663
    Prepaid expenses                                      138,513       65,343      317,251      104,426
    Prepaid license costs                                 401,828       90,193      629,134      331,987
                                                       ----------   ----------   ----------   ----------

         Total current assets                           2,996,286    1,860,909    3,978,817    2,091,955

Property and equipment, net of accumulated
 depreciation of $17,365 and $0 at June 30, 1999
 and 1998 and $20,850 and $1,300 at
 September 30, 1999 and 1998                               35,498           --       32,013       40,248

Goodwill, net of accumulated amortization of
   $49,075 and $0 at June 30, 1999 and 1998 and
   $61,351 and $0 at September 30, 1999 and 1998          687,043           --      675,226           --

Product license, net of accumulated amortization
  of $1,201,722 and $746,421 at
  June 30, 1999 and 1998 and $1,299,000
  and $0 at September 30, 1999 and 1998                   596,677       97,097      569,015      425,567

Other assets                                               32,822           --       37,721       31,004
                                                       ----------   ----------   ----------   ----------
        TOTAL ASSETS                                   $4,348,326   $1,958,006   $5,292,792    2,588,774
                                                       ==========   ==========   ==========   ==========

The accompanying notes are an integral part of the consolidated financial statements.

                                  MUSICLINE AG
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                        June 30,                  September 30,
                                                               -------------------------   --------------------------
                                                                   1999          1998          1999           1998
                                                               -----------   -----------   -----------    -----------
       LIABILITIES AND STOCKHOLDERS' EQUITY                                                 (unaudited)   (unaudited)
CURRENT LIABILITIES
  Accounts payable and accrued expenses                        $ 1,913,790   $   969,845   $ 2,821,902    $ 1,449,797
  Due to related party                                             484,058            --       685,671             --
  Loans payable                                                  1,763,941       905,342     1,665,544        868,462
  Deferred revenue                                                  72,239            --            --        154,864
                                                               -----------   -----------   -----------    -----------
      Total liabilities                                          4,234,028     1,875,187     5,173,117      2,473,123
                                                               -----------   -----------   -----------    -----------

COMMITMENTS AND CONTINGENCIES                                           --            --

STOCKHOLDERS' EQUITY

  Common stock - $650 par value, authorized
   100 shares; 100 shares issued and outstanding                    65,000        65,000        65,000         65,000

  Retained Earnings                                                 45,268        17,532        93,027         42,553

  Cumulative foreign currency translation
   adjustment                                                        4,030           287       (38,352)         8,098
                                                               -----------   -----------   -----------    -----------

      Total stockholders' equity                                   114,298        82,819       119,675        115,651
                                                               -----------   -----------   -----------    -----------

      TOTAL LIABILITIES AND STOCKHOLDERS'
        EQUITY                                                 $ 4,348,326   $ 1,958,006   $ 5,292,792    $ 2,588,774
                                                               ===========   ===========   ===========    ===========

The accompanying notes are an integral part of the consolidated financial statements.

                                  MUSICLINE AG
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   For the Year Ended      For the Three Months Ended
                                                          June 30,                 September 30,
                                                  -----------------------   -----------------------
                                                     1999         1998         1999         1998
                                                  ----------   ----------   ----------   ----------
                                                                           (unaudited)   (unaudited)
NET SALES                                         $7,950,818   $1,435,897   $1,558,733   $1,909,970

COST OF SALES                                      5,886,909      418,367      777,964    1,592,193
                                                  ----------   ----------   ----------   ----------

GROSS PROFIT                                       2,063,909    1,017,530      780,769      317,777
                                                  ----------   ----------   ----------   ----------

SELLING AND TECHNICAL EXPENSES
   Consulting fees                                        --           --       62,331           --
   Sales salaries                                    200,000           --       60,000           --
   Other selling expenses                            388,958           --           --       60,000
                                                  ----------   ----------   ----------   ----------
      Total selling and technical expenses           588,958           --      122,331       60,000
                                                  ----------   ----------   ----------   ----------

INCOME FROM OPERATIONS BEFORE
 GENERAL AND ADMINISTRATIVE
 EXPENSES                                          1,474,951    1,017,530      658,438      257,777
                                                  ----------   ----------   ----------   ----------

GENERAL AND ADMINISTRATIVE EXPENSES
   Management and consulting fees                    201,051           --       40,000       47,080
   Salaries and employee benefits                    127,572           --       57,259           --
   Bad debt expense                                   96,001           --           --           --
   Depreciation and amortization                     523,031      746,421      148,794        1,337
   Professional fees                                  63,351        1,460        4,313        6,773
   Travel expenses                                    85,761           --       43,561        1,870
   Rent expense                                       56,388           --       20,246        9,754
   Other operating expenses                          216,940       10,635      262,159      166,193
                                                  ----------   ----------   ----------   ----------
      Total general and administrative expenses    1,370,095      758,516      576,332      233,007
                                                  ----------   ----------   ----------   ----------

INCOME FROM OPERATIONS                               104,856      259,014       82,106       24,770
                                                  ----------   ----------   ----------   ----------

The accompanying notes are an integral part of the consolidated financial statements.

                                  MUSICLINE AG
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                        For the Year Ended      For the Three Months Ended
                                               June 30,                 September 30,
                                       -----------------------   -----------------------
                                          1999         1998         1999         1998
                                       ----------   ----------   ----------   ----------
                                                                (unaudited)   (unaudited)
OTHER INCOME (EXPENSES)
   Interest income                        47,428       32,114        3,705           --
   Interest expense                     (102,784)     (48,446)     (38,695)      (1,126)
   Gain (loss) from foreign currency     (36,378)      15,775        1,643        1,379
   Other income (expenses)                19,600     (242,909)          --           --
                                       ---------    ---------    ---------    ---------

      Total other income (expenses)      (72,134)    (243,466)     (33,347)         253
                                       ---------    ---------    ---------    ---------

INCOME BEFORE INCOME TAXES                32,722       15,548       48,759       25,023

INCOME TAXES                              (4,986)          --       (1,000)          --
                                       ---------    ---------    ---------    ---------

NET INCOME                             $  27,736    $  15,548    $  47,759    $  25,023
                                       =========    =========    =========    =========

NET INCOME PER COMMON SHARE
   Basic                               $     277    $     155    $     478    $     250
                                       =========    =========    =========    =========

The accompanying notes are an integral part of the consolidated financial statements.

                                  MUSICLINE AG
                                AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

                                                For the Year Ended      For the Three Months Ended
                                                       June 30,                 September 30,
                                               -----------------------   -----------------------
                                                  1999         1998         1999         1998
                                               ----------   ----------   ----------   ----------
                                                                        (unaudited)   (unaudited)
COMPREHENSIVE INCOME
       Net income                               $ 27,736     $ 15,548     $ 47,759      $ 25,023

      Foreign currency translation adjustment      3,743          287      (42,382)        7,811
                                                --------     --------     --------      --------

COMPREHENSIVE INCOME                            $ 31,479     $ 15,835     $  5,377      $ 32,834
                                                ========     ========     ========      ========

The accompanying notes are an integral part of the consolidated financial statements.

                                       MUSICLINE AG AND SUBSIDIARIES
                               CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                 FOR THE YEARS ENDED JUNE 30, 1999 AND 1998

                                                                    Common Stock                    Foreign         Total
                                                                --------------------    Retained    Currency     Stockholders'
                                                                 Shares      Amount     Earnings   Adjustment  Equity (Deficiency)
                                                                --------   ---------   ---------  -----------  ------------------
Balance at June 30, 1997, restated                                   100   $  65,000   $   1,984   $      --        $  66,984

Net income for the year ended June 30, 1998                           --          --      15,548          --           15,548

Cumulative foreign currency translation adjustment                    --          --          --         287              287
                                                                --------   ---------   ---------   ---------        ---------

Balance at June 30, 1998                                             100      65,000      17,532         287           82,819

Net income - for the year ended June 30, 1999                         --          --      27,736          --           27,736

Cumulative foreign currency translation adjustment                    --          --          --       3,743            3,743
                                                                --------   ---------   ---------   ---------        ---------

Balance at June 30, 1999                                             100      65,000      45,268       4,030          114,298

Net income for the three months ended
 September 30, 1999 (unaudited)                                       --          --      47,759          --           47,759

Cumulative foreign currency translation adjustment (unaudited)        --          --          --     (42,382)         (42,382)
                                                                --------   ---------   ---------   ---------        ---------

Balance at September 30, 1999 (unaudited)                            100   $  65,000   $  93,027   $ (38,352)       $ 119,675
                                                                ========   =========   =========   =========        =========

The accompanying notes are an integral part of the consolidated financial statements.

                                  MUSICLINE AG
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 For the Year Ended         For the Three Months Ended
                                                                       June 30,                    September 30,
                                                              --------------------------    --------------------------
                                                                  1999           1998          1999            1998
                                                              -----------    -----------    ----------      ----------
                                                                                            (unaudited)     (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                 $    27,736    $    15,548    $    47,759         25,023
   Adjustments to reconcile net income  to
    net cash used by operating activities:
      Depreciation and amortization                               523,031        746,421        148,794          1,337
      Bad debt expense                                             84,909         16,444             --             --
   Changes in certain assets and liabilities:
      (Increase) decrease in accounts receivable               (1,517,356)        48,311       (396,093)      (420,751)
      (Increase) decrease in prepaid expenses                     (73,170)      (110,924)      (178,738)       (39,083)
      Increase in prepaid license costs                          (311,635)       (44,013)      (227,306)      (241,794)
      Increase in inventory                                      (824,513)            --       (204,603)      (216,604)
      Increase in other assets                                    (32,822)       (43,840)        (4,899)       (31,006)
      Increase (decrease) in accounts payable and
       accrued expenses                                           943,945        697,375        908,112        479,952
      Increase in deferred revenue                                 72,239             --        (72,239)       154,864
                                                              -----------    -----------    -----------    -----------
Total cash used by operating activities                        (1,107,636)     1,325,322         20,787      (288,062)
                                                              -----------    -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment, net                        (52,863)            --             --        (41,585)
   Increase in goodwill                                          (736,118)            --             --             --
   Increase in product license                                   (954,881)      (616,184)       (69,616)      (328,470)
                                                              -----------    -----------    -----------    -----------
Total cash used by investing activities                        (1,743,862)      (616,184)       (69,616)      (370,055)
                                                              -----------    -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Increase (decrease) in loans payable                           858,599        783,342        (98,397)       (36,880)
   Decrease in due from related parties                         1,505,179     (1,488,884)       (62,514)      (686,074)
   Increase in due to related party                               484,058             --        201,613             --
                                                              -----------    -----------    -----------    -----------
Total cash provided by financing activities                     2,847,836       (705,542)        40,702        649,194
                                                              -----------    -----------    -----------    -----------

EFFECTS OF EXCHANGE RATE
CHANGES ON CASH                                                     2,453         (1,406)         7,929          7,811
                                                              -----------    -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                                  (1,209)         2,190           (198)        (1,112)
                                                              -----------    -----------    -----------    -----------

CASH AND CASH EQUIVALENTS - BEGINNING                               2,190             --            981          2,190
                                                              -----------    -----------    -----------    -----------

CASH AND CASH EQUIVALENTS - ENDING                            $       981    $     2,190    $       783    $     1,078
                                                              ===========    ===========    ===========    ===========


CASH PAID DURING THE YEAR FOR:
   Interest expense                                           $   102,000    $    48,000    $    38,000    $     1,000
                                                              ===========    ===========    ===========    ===========
   Income taxes                                               $        --    $        --    $        --    $        --
                                                              ===========    ===========    ===========    ===========

The accompanying notes are an integral part of the consolidated financial statements.

                                  MUSICLINE AG
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED JUNE 30, 1999 AND 1998 (AUDITED)
                                       AND
                           FOR THE THREE MONTHS ENDED
                     SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a)    Basis of Presentation

            The accompanying consolidated financial statements include the accounts of Musicline AG (the "Company"), a holding company organized under the laws of Switzerland on July 16, 1998 and its subsidiaries:

            1) JM Sontel AG, ("JM"), incorporated under the laws of Switzerland on December 12, 1991 (owned 100% by the Company); and

            2) SSC Selected Sound Carrier, AG, ("SSC"), incorporated under the laws of Switzerland on July 1, 1998 (owned 100% by Company).


                  All significant intercompany accounts and transactions have been eliminated in consolidation. See also Note 3.

      b)    Unaudited Financial Statements

            The financial statements for the three months ended September 30, 1999 and 1998 are unaudited; however, in the opinion of management, such statements include all adjustments (consisting solely of normal recurring adjustments) necessary to a fair presentation of the financial position, results of operations and changes in financial position of the Company. The results of operations for the three months ended September 30, 1999 are not necessarily indicative of the results to be obtained for the full fiscal year.

      c)    Line of Business

            The Company is a provider of musical compact discs ("CDs") throughout Europe. These CDs are sold to large retail outlets and customers.

      d)    Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      e)    Revenue Recognition

            Revenue from the sale of CDs is recognized at the time of sale.

                                  MUSICLINE AG
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED JUNE 30, 1999 AND 1998 (AUDITED)
                                       AND
                           FOR THE THREE MONTHS ENDED
                     SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      f)    Cash and Cash Equivalents

            The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

      g)    Inventory

            Inventory, consisting mainly of CDs, is stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

      h)    Prepaid license costs

            Prepaid license costs are recorded at cost as of the date of purchase. These costs represent various expenses related to the production of the CDs. These costs are expensed in relation to the volume of sales, usually over a period of one year.

      i)    Property and Equipment

            Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the various classes of assets. Maintenance and repairs are charged to expense as incurred.

      j)    Goodwill

            Goodwill represents the cost in excess of the fair market value of the Company's acquisitions. Amortization is computed using the straight-line method over a period of fifteen years.

      k)    Product license costs

            Product license costs are recorded at cost as of the date of purchase. These costs represent various royalty, production and license fees the Company must pay to utilize the licensed and copyrighted compositions. Amortization is computed using the straight-line method over a period of one to three years.

      l)    Bank Overdraft

            The Company maintains overdraft positions at certain banks. Such overdraft positions are included in current liabilities.

      m)    Deferred Revenue

            Deferred revenue represents advanced billings collected on sales not shipped.

                                  MUSICLINE AG
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED JUNE 30, 1999 AND 1998 (AUDITED)
                                       AND
                           FOR THE THREE MONTHS ENDED
                     SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      n)    Translation of Foreign Currency

            The Company translates the foreign currency financial statements of its Swiss, Belgian and United Kingdom subsidiaries, in accordance with the requirements of Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation". Assets and liabilities are translated at current exchange rates, and related revenue and expenses are translated at average exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholders' equity. Foreign currency transaction gains and losses are included in the statement of operations.

      o)    Advertising Costs

            Advertising costs are expensed as incurred and included in selling, general and administrative expenses. For the years ended June 30, 1999 and 1998, advertising expense amounted to $177,063 and $0, respectively.

      p)    Income Taxes

            Income taxes are provided for based upon the tax laws of Switzerland.

      q)    Fair Value of Financial Instruments

            The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value due to the relatively short maturity of these instruments.

      r)    Long-Lived Assets

            SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted this statement and determined that an impairment loss should not be recognized for applicable assets of continuing operations.

      s)    Earnings Per Share

            SFAS No. 128, "Earnings Per Share", requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS").

                                  MUSICLINE AG
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED JUNE 30, 1999 AND 1998 (AUDITED)
                                       AND
                           FOR THE THREE MONTHS ENDED
                     SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      s)    Earnings Per Share (continued)

            The computation of basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings. The Company does not have any potential common shares outstanding, and thus, diluted EPS is not presented. The shares used in the computations were 100 for all periods presented.

      t)    Comprehensive Income

            SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. As of June 30, 1999 and 1998, the Company has items that represent comprehensive income, and thus, has included a statement of comprehensive income.

      u)    Impact of Year 2000 Issue

            During the year ended June 30, 1999, the Company conducted an assessment of issues related to the Year 2000 and determined that it was necessary to modify or replace portions of its software in order to ensure that its computer systems will properly utilize dates beyond December 31, 1999. The Company expects to complete any Year 2000 systems modifications and conversions by August of 1999. Currently, the Company does not expect costs associated with becoming Year 2000 compliant to be material. At this time, the Company cannot determine the impact the Year 2000 will have on its key customers or suppliers. If the Company's customers or suppliers don't convert their systems to become Year 2000 compliant, the Company may be adversely impacted. The Company is addressing these risks in order to reduce the impact on the Company.

                                  MUSICLINE AG
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED JUNE 30, 1999 AND 1998 (AUDITED)
                                       AND
                           FOR THE THREE MONTHS ENDED
                     SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)

NOTE 2 - DUE FROM RELATED PARTIES

                                                        June 30,                  September 30,
                                               -------------------------    -------------------------
                                                   1999          1998           1999          1998
                                               -----------   -----------    -----------   -----------
      Meditercasa AG                           $     7,017   $    51,008    $        --   $        --
      K&P AG                                            --       675,145            --             --
      P&A Sugar Trading AG                              --         6,285             --            --
      Ibercasa AG                                       --         5,323             --            --
      PL&T AG                                           --        44,013             --            --
      Loan receivable                                   --       860,739             --       890,663
      Berger Music AG                               64,541            --        134,072            --
      Less:  Allowance for doubtful accounts            --       (65,776)            --            --
                                               -----------   -----------    -----------   -----------
                                               $    71,558   $ 1,576,737    $   134,072   $   890,663
                                               ===========   ===========    ===========   ===========

NOTE 3- INVESTMENTS

      a) On July 1, 1998, the Company acquired a 100% ownership interest in JM for 784,488 Swiss Francs or approximately $468,000. This acquisition was accounted for as a reverse acquisition due to the fact that JM was the only operating company at the time of the acquisition. Therefore, the financial statements reflect the historical financial statements of JM.

      b) The Company acquired a 100% ownership in SSC for 616,797 Swiss Francs or approximately $398,000.

NOTE 4 - PROPERTY AND EQUIPMENT

            Property and equipment is summarized as follows:

                                                        June 30,                  September 30,
                                               -------------------------    -------------------------
                                                   1999          1998           1999          1998
                                               -----------   -----------    -----------   -----------
      Computer Equipment and Software          $   22,363    $      --       $ 22,363      $ 16,085
      Furniture and Fixtures                       30,500           --         30,500        25,500
                                               ----------    ---------       --------      --------
                                                   52,863           --         52,863        41,585
      Less: Accumulated Depreciation              (17,365)          --        (20,850)       (1,337)
                                               ----------    ---------       --------      --------
                                               $   35,498    $      --       $ 32,013      $ 40,248
                                               ==========    =========       ========      ========

      Depreciation expense for the year ended June 30, 1999 and 1998 was approximately $18,654 and $0, respectively.

                                  MUSICLINE AG
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED JUNE 30, 1999 AND 1998 (AUDITED)
                                       AND
                           FOR THE THREE MONTHS ENDED
                     SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)

NOTE 5 - DUE TO RELATED PARTY

            On October 21, 1998, the Company was advanced 750,000 Swiss Francs or $484,058 from Interfinance Investment Company.

NOTE 6 - LOANS PAYABLE

            Loans payable represent the following:

                                                     June 30,                September 30,
                                             -----------------------   -------------------------
                                                1999         1998         1999          1998
                                             ----------   ----------   -----------   -----------
            a) Credit Suisse - SSC           $  533,031   $       --   $   555,611   $        --
            b) Mira Misic                       161,353           --            --            --
            c) Aarauische Kontanalbank           52,295      235,474        55,125       220,511
            d) Credit Suisse - JM               587,505           --       621,969       111,875
            e) Vereinigte Union Holding AG       64,541           --        68,027        72,443
            f) Paul Leder                        64,541      230,218       247,619       133,633
            g) Disc Patrizia                    110,924      110,767       117,193       110,000
            h) Hans Antknecht                   189,751      328,883            --       220,000
                                             ----------   ----------   -----------   -----------
                                             $1,763,941   $  905,342   $ 1,665,544   $   868,462
                                             ==========   ==========   ===========   ===========

      a) Credit Suisse "SSC" - This represents a line of credit and overdraft positions totaling 825,878 Swiss francs or $533,031 as of June 30, 1999 bearing interest at 6.25% per annum and payable on demand.

      b) Mira Misic - This represents a loan payable by SSC of 250,000 Swiss francs or $161,353 as of June 30, 1999. The loan date was June 1, 1999 and is payable in full on September 10, 1999 along with accrued interest of 37,500 Swiss francs. The loan is secured by a personal draft from Pius Boog totaling 287,500 Swiss francs and accounts receivable totaling 418,000 Deutsche marks.

      c) Aarauische Kontanalbank - This represents a line of credit and overdraft positions totaling 81,029 Swiss francs or $52,295 as of June 30, 1999 and totaling 357,991 Swiss francs or $235,474 as of June 30, 1998. The loan bears interest at 6% per annum and is payable on demand.

      d) Credits Suisse "JM" - This represents a line of credit and overdraft positions totaling 910,281 Swiss francs or $587,505 as of June 30, 1999 bearing interest at 6.25% per annum and payable on demand.

      e) Vereinigte Union Holding AG - This represents a loan totaling 100,000 Swiss francs or $64,541 as of June 30, 1999 bearing interest at 7% per annum and payable on demand with 3 months cancellation notice.

                                  MUSICLINE AG
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 1999 AND 1998
                         AND FOR THE THREE MONTHS ENDED
                     SEPTEMBER 30, 1999 AND 1998 (UNAUDITED)

NOTE 6 - LOANS PAYABLE (Continued)

      f) Paul Leder - This represents a loan totaling 100,000 Swiss francs or $64,541 as of June 30, 1999 and totaling 350,000 Swiss francs or $230,218 as of June 30, 1998. The loan bears interest at 8% per annum and payable on demand.

      g) Disc Patrizia - This represents a loan totaling 171,866 Swiss francs or $110,924 as of June 30, 1999 and totaling 168,399 Swiss francs or $110,767 as of June 30, 1998. The loan bears interest at 10% per annum and payable on demand.

      h) Hans Antknecht - This represents loans with three entities totaling 294,000 Swiss francs or $189,751 as of June 30, 1999 and 500,000
            Swiss francs or $328,883 as of June 30, 1998. The loan bears interest at various rates payable on demand.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

      a) The Company's future minimum annual aggregate rental payments required under operating and capital leases that have initial or remaining non-cancelable lease terms in excess of one year are as follows:

                                                 Operating
            June 30,                               Leases
            --------                             ----------
            2000                                 $   65,000
            2001                                     65,000
            2002                                     65,000
            2003                                     65,000
                                                 ----------
               Total Minimum Lease Payments      $  260,000
                                                 ==========

            Rent expense under operating leases for the years ended June 30, 1999 and 1998 was $56,388 and $0, respectively.

      b) The Company is a party to claims and lawsuits arising in the normal course of operations. Management is of the opinion that these claims and lawsuits will not have a material effect on the financial position of the Company. The Company believes these claims and lawsuits should not exceed $10,000, and accordingly, has established a reserve included in accounts payable and accrued expenses.

NOTE 8 - FOREIGN OPERATIONS

            As described in Note 1c, substantially all of The Company's operations take place throughout Europe and its identifiable assets are located in Switzerland.

NOTE 9 - SUBSEQUENT EVENTS

            The Company entered into a Stock Purchase Agreement dated as of August 9, 1999 with Ueli Ernst, the Company's Chairman and Chief Executive Officer, to acquire a majority of the capital stock of MusicLine AG, a Swiss corporation ("Music Line"), in consideration for 1,750,000 shares of the Company's common stock, the assignment to Mr. Ernst of a receivables account in the principal amount of approximately $790,000, and, an additional 350,000 shares of the Company's common stock if Music Line's net profits reach at least $300,000 during the fiscal year ending March 31, 2000 or March 31, 2001. At a stockholders' meeting held on October 22, 1999, the Company's stockholders other than Mr. Ernst or persons affiliated or associated with him approved such stock purchase agreement by an affirmative vote of more than two-thirds of the shares of common stock held by such stockholders. The closing of this transaction has occurred in November 15, 1999.

                 UNAUDITED PROFORMA CONSOLIDATED FINANCIAL DATA

The Unaudited Proforma Consolidated Statements of Operations of the Company for the fiscal year ended March 31, 1999 and for the six months ended September 30, 1999 (the "Proforma Statements of Operations"), and the Unaudited Proforma Consolidated Balance Sheet of the Company as of September 30, 1999 (the "Proforma Balance Sheet" and, together with the Proforma Statements of Operations, the "Proforma Financial Statements"), have been prepared to illustrate the estimated effect of the Musicline AG Acquisition. The Proforma Financial Statements do not reflect any anticipated cost savings from the Acquisition, or any synergies that are anticipated to result from the Acquisition, and there can be no assurance that any such cost savings or synergies will occur. The Proforma Statements of Operations give proforma effect to the Musicline AG Acquisition as if it had occurred on April 1, 1998. The Proforma Balance Sheet gives proforma effect to the Acquisition as if it had occurred on September 30, 1999. The Proforma Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such Acquisition been completed as of the assumed date and for the period presented, or which may be obtained in the future. The proforma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The Proforma Financial Statements should be read in conjunction with the separate historical consolidated financial statements of Musicline AG and the notes thereto and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere or incorporated by reference.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying Proforma Financial Statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the proforma amounts included herein. These proforma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the Proforma Financial Statements are subject to change and the final amounts may differ substantially.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1999

                                                                         Pro Forma      Pro Forma
                                              UTG        Musicline      Adjustments     Combined
                                          -----------    -----------    --------------------------
NET SALES                                 $ 3,502,659    $ 5,266,898                   $ 8,769,557

COST OF SALES                               2,687,984      4,012,337                     6,700,321
                                          -----------    -----------    -----------    -----------

GROSS PROFIT                                  814,675      1,254,561             --      2,069,236
                                          -----------    -----------    -----------    -----------

SELLING AND TECHNICAL EXPENSES
         Consulting Fees                           --         62,331                        62,331
         Technical Fees                       150,322             --                       150,322
         Sales Salaries                        33,898        200,000                       233,898
         Other Selling Expenses                    --        388,958                       388,958
                                          -----------    -----------    -----------    -----------
         Total Selling and Technical
         Expenses                             184,220        651,289             --        835,509
                                          -----------    -----------    -----------    -----------

INCOME FROM OPERATIONS BEFORE
GENERAL AND ADMINISTRATIVE EXPENSES           630,455        603,272             --      1,233,727
                                          -----------    -----------    -----------    -----------

GENERAL AND ADMINISTRATIVE EXPENSES

         Management and Consulting Fees        76,420        104,139                       180,559
         Salaries and Employee Benefits       526,351         52,232                       578,583
         Bad Debt Expense                       4,601         96,001                       100,602
         Depreciation and Amortization        359,406        151,126        219,627(a)     730,159
         Professional Fees                    108,955         18,343                       127,298
         Travel Expenses                        3,500        100,388                       103,888
         Rent Expense                          56,586         31,704                        88,290
         Other Operating Expenses             326,449         87,482                       413,931
                                          -----------    -----------    -----------    -----------
         Total General and
         Administrative Expenses            1,462,268        641,415        219,627      2,323,310
                                          -----------    -----------    -----------    -----------

LOSS FROM OPERATIONS                         (831,813)       (38,143)      (219,627)    (1,089,583)
                                          -----------    -----------    -----------    -----------

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1999

                                                                         Pro Forma      Pro Forma
                                              UTG        Musicline      Adjustments     Combined
                                          -----------    -----------    -----------    -----------
OTHER INCOME (EXPENSES)
         Interest Income                          32         11,026                        11,058
         Interest Expense                    (21,364)       (75,053)                      (96,417)
         Loss From Foreign Currency         (123,786)        23,381                      (100,405)
         Other Income (Expenses)           1,202,890        (33,091)                    1,169,799
                                         -----------    -----------    -----------    -----------
         Total Other Income (Expenses)     1,057,772        (73,737)            --        984,035
                                         -----------    -----------    -----------    -----------

INCOME (LOSS) BEFORE MINORITY INTEREST       225,959       (111,880)      (219,627)      (105,548)

MINORITY INTEREST                             31,044              0             --         31,044
                                         -----------    -----------    -----------    -----------

NET INCOME (LOSS)                        $   257,003    $  (111,880)   $  (219,627)   $   (74,504)
                                         ===========    ===========    ===========    ===========

NOTES TO PROFORMA UNAUDITED STATEMENT OF OPERATIONS

Note 1

For purposes of this Pro Forma consolidated statement of operations, the following 6 month periods were used:

      1)    UTG - the six months ended September 30, 1999
      2)    Musicline - the six months ended September 30, 1999

Note 2

The following is a description of the Pro Forma adjustments for the 12 month Pro Forma consolidated statement of operations:

      (a) Amortization of acquired goodwill relating to the acquisition of Musicline by UTG.
            Amortization is recorded as if the acquisition took place as of the first day of the period.
            Amortization is computed over a period of 15 years.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MARCH 31, 1999

                                         UTG          Musicline
                                         ---          ---------
                                     For The Year    For The Year     Pro Forma      Pro Forma
                                      Ended March     Ended June     Adjustments      Combined
                                       31, 1999        30, 1999
                                      -----------------------------------------------------------
NET SALES                             $  5,400,256    $  7,950,818                   $ 13,351,074

COST OF SALES                            4,237,686       5,886,909                     10,124,595
                                      ------------    ------------   ------------    ------------

GROSS PROFIT                             1,162,570       2,063,909             --       3,226,479
                                      ------------    ------------   ------------    ------------

SELLING AND TECHNICAL EXPENSES
      Consulting Fees                           --              --                             --
      Technical Fees                       564,543              --                        564,543
      Sales Salaries                       163,730         200,000                        363,730
      Other Selling Expenses                    --         388,958                        388,958
                                      ------------    ------------   ------------    ------------
      Total Selling and Technical
      Expenses                             728,273         588,958             --       1,317,231
                                      ------------    ------------   ------------    ------------

INCOME FROM OPERATIONS BEFORE
GENERAL AND ADMINISTRATIVE EXPENSES        434,297       1,474,951             --       1,909,248
                                      ------------    ------------   ------------    ------------

GENERAL AND ADMINISTRATIVE EXPENSES
      Management and Consulting
      Fees                                  97,814         201,051                        298,865
      Salaries and Employee
      Benefits                             795,980         127,572                        923,552
      Bad Debt Expense                     124,854          96,001                        220,855
      Depreciation and Amortization      1,173,645         523,031        439,255(a)    2,135,931
      Professional Fees                    180,198          63,351                        243,549
      Travel Expenses                       64,188          85,761                        149,949
      Rent Expense                          85,645          56,388                        142,033
      Other Operating Expenses             406,531         216,940                        623,471
                                      ------------    ------------   ------------    ------------
      Total General and
      Administrative Expenses            2,928,855       1,370,095        439,255       4,738,205
                                      ------------    ------------   ------------    ------------

INCOME (LOSS) FROM OPERATIONS           (2,494,558)        104,856       (439,255)     (2,828,957)
                                      ------------    ------------   ------------    ------------

                            UTG COMMUNICATIONS INTERNATIONAL, INC.
                                       AND SUBSIDIARIES
                       PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                              FOR THE YEAR ENDED MARCH 31, 1999

                                         UTG          Musicline
                                         ---          ---------
                                     For The Year    For The Year     Pro Forma    Pro Forma
                                      Ended March     Ended June     Adjustments    Combined
                                       31, 1999        30, 1999
                                      --------------------------------------------------------
OTHER INCOME (EXPENSES)
      Interest Income                      35,030         47,428                      82,458
      Interest Expense                    (78,360)      (102,784)                   (181,144)
      Loss From Foreign Currency         (403,228)       (36,378)                   (439,606)
      Other Income (Expenses)             195,233         19,600                     214,833
                                      -----------    -----------    ---------    -----------
      Total Other Income (Expenses)      (251,325)       (72,134)          --       (323,459)
                                      -----------    -----------    ---------    -----------

INCOME (LOSS) BEFORE MINORITY
INTEREST                               (2,745,883)        32,722     (439,255)    (3,152,416)

MINORITY INTEREST                          74,468             --           --         74,468
                                      -----------    -----------    ---------    -----------

INCOME (LOSS) BEFORE INCOME TAXES      (2,671,415)        32,722     (439,255)    (3,077,948)

INCOME TAXES                                   --         (4,986)                     (4,986)
                                      -----------    -----------    ---------    -----------

NET INCOME (LOSS)                     $(2,671,415)   $    27,736    $(439,255)   $(3,082,934)
                                      ===========    ===========    =========    ===========

NOTES TO PROFORMA UNAUDITED STATEMENT OF OPERATIONS

Note 1

For purposes of this Pro Forma consolidated statement of operations, the following 12 month periods were used:

      1)    UTG - the year ended March 31, 1999
      2)    Musicline - the year ended June 30, 1999

Note 2

The following is a description of the Pro Forma adjustments for the 12 month Pro Forma consolidated statement of operations:

      (a) Amortization of acquired goodwill relating to the acquisition of Musicline by UTG.
            Amortization is recorded as if the acquisition took place as of the first day of the year.
            Amortization is computed over a period of 15 years.

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1999

                                    UTG          Musicline
                                    ---          ---------
                                      September 30, 1999           Pro Forma        Pro Forma
                                                                 Adjustments      Consolidated
                                 ----------------------------   ------------------------------
ASSETS
CURRENT ASSETS
      Cash and Cash Equivalents   $    298,050   $        783                     $    298,833
      Accounts Receivable            1,481,896      1,868,461                        3,350,357
      Inventory                        519,197      1,029,116        200,000  (a)    1,748,313
      Other Receivables              1,093,243        134,072       (790,000) (b)      437,315
      Prepaid license costs                           629,134                          629,134
      Prepaid Expenses                 261,831        317,251                          579,082
                                  ------------   ------------   ------------      ------------

      Total Current Assets           3,654,217      3,978,817       (590,000)        7,043,034

Property and Equipment               1,912,011         32,013                        1,944,024

Product licenses                                      569,015                          569,015

Goodwill                               198,989        675,226      6,588,823  (d)    7,023,783

                                                                    (439,255) (e)

Customer Lists                         843,917             --                          843,917

Other Assets                           118,819         37,721                          156,540
                                  ------------   ------------   ------------      ------------

                                  $  6,727,953   $  5,292,792   $  5,559,568      $ 17,580,313
                                  ============   ============   ============      ============

                               UTG COMMUNICATIONS INTERNATIONAL, INC.
                                          AND SUBSIDIARIES
                           UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                         SEPTEMBER 30, 1999

                                                  UTG          Musicline
                                                  ---          ---------
                                                                                 Pro Forma        Pro Forma
                                                    September 30, 1999          Adjustments      Consolidated
                                               ---------------------------     --------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
      Bank Overdraft                                732,445              --                             732,445
      Accounts Payable and
      Accrued Expenses                            3,591,053       2,821,902                           6,412,955
      Loan Payable                                  371,250       1,665,544                           2,036,794
      Due to related parties                       (195,730)        685,671                             489,941
      Capital Lease Obligation,
      Current                                       212,467                                             212,467
                                               ------------    ------------    ------------        ------------
       Total Current Liabilities                  4,711,485       5,173,117              --           9,884,602

Capital Lease Obligation,
Long-Term                                           436,463              --                             436,463

Loan Payable                                        210,547              --              --             210,547
                                               ------------    ------------    ------------        ------------

       TOTAL LIABILITIES                          5,358,495       5,173,117              --          10,531,612
                                               ------------    ------------    ------------        ------------
STOCKHOLDERS' EQUITY
      Common Stock                                       21          65,000              17 (c)              38
                                                                                    (65,000)(d)
      Additional Paid-in Capital                  9,078,143              --       6,124,983 (c)      15,203,126
                                                                                                             --
      Accumulated Deficit                        (7,495,401)         93,027        (439,255)(e)      (7,934,656)
                                                                                    (93,027)(f)
                                                                                                             --
      Treasury Stock                               (300,000)             --                            (300,000)
                                                                                                             --
      Cumulative Foreign Currency
      Translation Adjustment                        185,279         (38,352)                            146,927
                                                                                                             --

      Minority Interest                             (98,584)             --          31,850 (g)         (66,734)
                                               ------------    ------------    ------------        ------------
                                                                                                             --
       Total Stockholders' Equity                 1,369,458         119,675       5,559,568           7,048,701
                                               ------------    ------------    ------------        ------------
       TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY                     $  6,727,953    $  5,292,792    $  5,559,568        $ 17,580,313
                                               ============    ============    ============        ============

                     UTG COMMUNICATIONS INTERNATIONAL, INC.
                                AND SUBSIDIARIES
             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1999

NOTES TO PROFORMA UNAUDITED BALANCE SHEET

      Note 1

      For purposes of this Pro Forma consolidated Balance Sheet, September 30, 1999 unaudited information was used.

      Note 2

      The following is a description of the Pro Forma adjustments as of September 30, 1999 for the Pro Forma consolidated Balance Sheet

            (a) Adjusted fair market value of inventory acquired relating to the acquisition.
            (b) Assignment to seller of all of its right, title and interest in a certain Receivable totaling $790,000.
            (c) To record issuance of 1,750,000 of UTG's shares relating to acquisition
            (d)   To record estimated goodwill relating to acquisition.
            (e) Amortization of acquired goodwill relating to the acquisition of Musicline by UTG. Amortization is recorded as if the acquisition took place as of the first day of the period. Amortization is computed over a period of 15 years.
            (f) To eliminate pre-business combination retained earnings and common stock of Musicline.
            (g)   To record 49% minority interest of Musicline.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in Geroldswil, Switzerland on this 31st day of January 2000.

                                          UTG COMMUNICATIONS INTERNATIONAL, INC.


                                          By:    /s/ Ulrich Ernst
                                                 -------------------------------
                                                 Ulrich Ernst
                                                 Chairman and CEO
                                                 (Principal Executive Officer)

                                 Exhibit Index
                                 -------------

Number      Description
------      -----------

10.37 Stock Purchase Agreement dated as of August 9, 1999 between the Company and Ulrich Ernst (incorporated by reference to Exhibit 10.37 to the Company's quarterly report on Form 10-QSB for the quarter ended June 30, 1999 and incorporated herein by reference.)

23.1        Consent of Merdinger, Fruchter, Rosen & Corso, P.C.